Exhibit 10.40

***Certain information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant customarily and actually treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit***

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SECURED CONVERTIBLE PROMISSORY NOTE

$5,000,000	January 22, 2024 Cleveland, Ohio

For value received, Cell X Technologies, Inc., a Delaware corporation (the “Company”), promises to pay to Aspen Neuroscience, Inc. (the “Holder”), or its permitted assigns, in lawful money of the United States of America the principal sum of $5,000,000. Interest shall accrue from the date of this Secured Convertible Promissory Note (this “Note”) on the unpaid principal amount at a rate equal to eight percent (8.0%) simple interest per annum. Any capitalized terms not defined herein shall have the meaning as set forth in the Purchase Agreement (as defined below). This Note is subject to the following terms and conditions:

1. Issuance of Note. This Note has been issued pursuant to that certain Secured Convertible Promissory Note Purchase Agreement, dated as of January 22, 2024 (the “Closing”), by and among the Company, the Holder and certain other investors listed on Exhibit A thereto (as may be amended from time to time, the “Purchase Agreement”).

2. Repayment.

(a) If this Note is not earlier converted or repaid, the entire then-outstanding and unpaid principal amount of this Note, together with any accrued but unpaid interest under this Note (the “Outstanding Amount”), shall be due and payable upon the earliest to occur of (i) the twenty-four-month anniversary of the Closing (the “Maturity Date”), (ii) the consummation of a Sale of the Company (as defined below) pursuant to Section 2(b) below, or (iii) the occurrence of an Event of Default (as defined below), when such amounts are declared due and payable by the Holder in accordance with the terms hereof. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Subject to Section 4 below, interest shall accrue on this Note but shall not be due and payable until the Maturity Date. The Company shall have the right to prepay all or any portion of this Note only with the prior written consent of the Holder.

(b) In the event that, prior to the repayment or conversion of this Note in full, (a) the Company consummates a Third-Party Sale of the Company, then, at the consummation of such Third-Party Sale of the Company, the Holder shall receive an amount equal to 200% of the Outstanding Amount of immediately prior to the Third-Party Sale of the Company or (b) the Company consummates an Aspen Sale of the Company, then, at the consummation of such Aspen Sale of the Company, the Holder shall receive an amount equal to 100% of the Outstanding Amount of immediately prior to the Aspen Sale of the Company.

For purposes of this Agreement, (i) “Aspen Sale of the Company” means a Sale of the Company in which the Holder acquires the Company or its assets, business, technology and/or intellectual property; (ii) “Sale of the Company” means (a) a transaction or series of related transactions that results in the sale or other disposition of all or substantially all of the Company’s assets, business, technology and/or intellectual property; or (b) a merger or consolidation in which the Company is not the surviving corporation or in which, if the Company is the surviving corporation, the stockholders of the Company immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess, directly or indirectly through one or more intermediaries, a majority of the voting power of all of the surviving entity’s outstanding stock and other securities and the power to elect a majority of the members of such entity’s board of directors; or (c) a transaction or series of related transactions (which may include a tender offer for the Company’s stock or the issuance, sale or exchange of stock of the Company) if the stockholders of the Company immediately prior to the initial such transaction do not, immediately after consummation of such transaction or any of such related transactions, own, directly or indirectly through one or more intermediaries, stock or other securities of the entity that possess a majority of the voting power of all of the Company’s outstanding stock and other securities and the power to elect a majority of the members of the Company’s board of directors; provided however, that neither a Qualified Financing nor a Non-Qualified Financing shall be a “Sale of the Company”; and (iii) “Third-Party Sale of the Company” means a Sale of the Company that is not an Aspen Sale of the Company.

3. Security. The payment obligations of the Company arising under this Note are secured pursuant to the terms of (i) that certain Security Agreement dated as of January 22, 2024 by and among the Company and the Holder (as amended from time to time, the “Security Agreement”) and (ii) that certain Intellectual Property Security Agreement, dated as of January 22, 2024, by the Company in favor of the Holder (as amended from time to time, the “IP Security Agreement”). Reference hereby is made to the Security Agreement and the IP Security Agreement for a description of the nature and extent of the collateral serving as security for this Note and the rights of the Holder with respect to such security.

4. Conversion.

(a) Automatic Conversion Upon a Qualified Financing. Immediately upon the closing of the first equity financing consummated by the Company after the date of this Note in which the Company sells and issues shares of the Company’s preferred stock (the “Next Round Stock”) to accredited investors (including at least one venture capital or other similar institutional investor as determined in good faith by the Holder), resulting in aggregate proceeds to the Company of at least [***] at the initial closing (excluding the conversion of the Note, other outstanding indebtedness for borrowed money and other convertible instruments (e.g. SAFE or other similar instruments)) (the “Qualified Financing”), the Outstanding Amount shall automatically (without any action required on the part of the Holder or the Company) be converted into such shares of the Company’s preferred stock (the “Conversion Stock”) having rights, preferences, privileges and restrictions which are substantially the same as those of the Next Round Stock, except that the Conversion Stock shall have (i) a liquidation preference per share equal to the Conversion Price (as defined below), (ii) a conversion price for purposes of price-based anti-dilution protection equal to the Conversion Price, and (iii) the amount of any dividend right shall be calculated on the basis of the Conversion Price. The issuance of shares of Conversion Stock upon conversion of this Note shall otherwise be on the terms and conditions provided to the other investors participating in the Qualified Financing. The number of shares of Conversion Stock to be issued upon conversion of this Note pursuant to this Section 4(a) shall be equal to (i) the Outstanding Amount divided by (ii) the Conversion Price.

For purposes of this Note, (i) “Conversion Price” means the lesser of (a) an amount equal to the Discount (as defined below) multiplied by the lowest price per share at which the shares of the Company’s preferred stock are sold and issued in the Qualified Financing or Non-Qualified Financing, as applicable, and (b) an amount equal to (1) [***] (the “Valuation Cap”) divided by (2) the Outstanding Shares as of immediately prior to the consummation of the applicable Qualified Financing, Non-Qualified Financing or Maturity Conversion, (ii) “Discount” means (a) if the initial closing of the applicable Qualified Financing or Non-Qualified Financing is consummated on or prior to the one-year anniversary of the Closing, [***], or (b) if the initial closing of the applicable Qualified Financing or Non-Qualified Financing is consummated after the one-year anniversary of the Closing, [***], and (iii) “Outstanding Shares” means the fully-diluted number of shares of the Company’s capital stock outstanding or deemed outstanding as of immediately prior to the consummation of the applicable Qualified Financing, Non-Qualified Financing or Maturity Conversion (assuming exercise or conversion of all issued and outstanding options, warrants or other securities convertible into shares of the Company’s capital stock, including all promised equity grants and all shares reserved for future issuance under stock option or similar equity incentive plans (including any increase to stock option or similar equity incentive plans in connection with an Qualified Financing or Non-Qualified Financing (irrespective of whether such increase occurs prior to or after the applicable Qualified Financing or Non-Qualified Financing) and, with respect to any Maturity Conversion, assuming and including an available and unallocated and not promised option pool of at least [***] of the post-Maturity Conversion fully diluted capitalization of the Company), but, in each case, excluding any shares of the Company’s capital stock issued or issuable upon conversion of the Note).

(b) Optional Conversion Upon Non-Qualified Equity Financing. In the event that, prior to the repayment or conversion of this Note in full, the Company consummates a preferred stock financing which is not a Qualified Financing (a “Non-Qualified Equity Financing”), the Outstanding Amount may, upon the election of the Holder, be converted into shares of the preferred stock of the Company sold in such Non-Qualified Equity Financing (“Non-Qualified Conversion Stock”). The issuance of shares of Non-Qualified Conversion Stock upon conversion of this Note shall otherwise be on the terms and conditions provided to the other investors participating in the Non-Qualified Equity Financing. The number of shares of Non-Qualified Conversion Stock to be issued upon conversion of this Note pursuant to this Section 4(b) shall be equal to (i) the Outstanding Amount divided by (ii) the Conversion Price.

(c) Optional Conversion at Maturity. In the event that this Note shall not have been converted or repaid prior to the Maturity Date, then any time after the Maturity Date (but prior to the repayment or conversion of this Note), at the election of the Holder, the Note shall be converted (a “Maturity Conversion”) into a number of shares of a new series of Preferred Stock of the Company (“Senior Preferred Stock”), which shall have a lx, non-participating liquidation preference and otherwise have standard rights, preferences and privileges based on the National Venture Capital Associations’ form documents (the “NVCA Form Documents”). In connection with a Maturity Conversion, the Company, Investor and each holder of 1% or more of the Company’s Outstanding Shares shall enter into financing documents based on the NVCA Form Documents. The number of shares of Senior Preferred Stock to be issued upon conversion of this Note pursuant to this Section 4(c) shall be equal to (i) the Outstanding Amount divided by (ii) the Conversion Price (it being understood that the Company shall apply the Valuation Cap and not a Discount in calculating the Conversion Price for the purposes of this Section 4(c)).

(d) Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. Upon conversion of this Note pursuant to this Section 4, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to the Holder, at such principal office, a certificate or certificates (or an electronic equivalent thereof) for the number of shares to which the Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the Outstanding Amount being converted including, without limitation, the obligation to pay such portion of the Outstanding Amount.

(e) No Rights as Stockholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder shall cause the Holder to be a stockholder of the Company for any purpose.

5. Events of Default. Promptly following the Company becoming aware of an occurrence of any Event of Default, the Company shall furnish to the Holder written notice of the occurrence thereof. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be insolvent or otherwise be unable to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors or (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

(b) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be challenged, dismissed or discharged within ninety (90) days of commencement.

(c) The dissolution or winding up of the Company.

(d) A material breach by the Company of its representations, warranties or covenants as set forth in the Purchase Agreement, the Security Agreement, the IP Security Agreement, the Side Letter or this Note, and, as to any breach that is capable of cure, Company fails to cure such breach within thirty (30) days of the Company becoming aware of the occurrence of such breach.

(e) The Company shall fail to observe or perform any other obligation to be observed or performed by it under the Purchase Agreement, the Security Agreement, the IP Security Agreement, the Side Letter or this Note within thirty (30) days after written notice from the Holder to perform or observe the obligation.

(f) The Company shall breach or default under, or otherwise trigger an event of default under, any other instrument of indebtedness or debt arrangement with a value of [***], including but not limited to, any indebtedness (or any guarantees thereof, excluding the Note) by the Company that is not paid when due either at its stated maturity (after giving effect to any applicable cure or grace periods) or upon acceleration thereof, and such indebtedness is not discharged, or acceleration is not rescinded or annulled.

6. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

7. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

8. Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to (i) to the Company at its corporate headquarters, to the Holder at the address as set forth Exhibit A to the Purchase Agreement, or to such e-mail address or address as subsequently modified by written notice given in accordance with this subsection.

9. Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company, the Holder and each transferee of this Note.

10. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

11. Usury. If any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

Remainder of Page Intentionally Left Blank.

The Company has caused this Secured Convertible Promissory Note to be issued as of the date first written above.

COMPANY

CELL X TECHNOLOGIES, INC.

By:	/s/ [***]
Name:	[***]
Title:	[***]

Address:	[***]
Attention:	[***]
Email:	[***]

AGREED AND ACCEPTED:

ASPEN NEUROSCIENCE, INC.

By:	/s/ Damien McDevitt
Name:	Damien McDevitt
Title:	President and Chief Executive Officer

Address:	10835 Road to the Cure, Ste. 100 San Diego, CA, 92121
Attention:	Damien McDevitt, President & CEO
Email:	[***]

[Signature Page to the Secured Convertible Promissory Note]